UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 16, 2006
CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	0-7275	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas (Address of principal executive offices)	78205 (Zip Code)
(210) 220-4011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     The Registrant will make a presentation to analysts and investors attending the Merrill Lynch Banking and Financial Services Conference in New York, New York on Thursday, November 16, 2006 at 11:20 a.m. ET.
     Presenters for the Registrant will be Dick Evans, Chairman and CEO and Phil Green, Group Executive Vice President and CFO. The presentation will last approximately twenty-five minutes and will include discussions on the Company’s economic and competitive environment, financial performance, corporate strategies and results. There will also be a fifteen-minute question and answer period at the end of the presentation.
     The webcast for the event can be accessed via the Company’s website, http://www.frostbank.com by clicking on Investor Relations from the drop down menu in “about Frost”. The conference webcast will be available for replay for 21 days beginning November 16th.
     Attached, as Exhibit 99.1 and incorporated into this item by reference, is the investor relations slide presentation that will be presented by the Registrant at the conference. The information furnished by the Registrant pursuant to this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Registrant is not undertaking to update this presentation.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
99.1	Investor relations slide presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Phillip D. Green

Phillip D. Green
Group Executive Vice President
and Chief Financial Officer

Dated:	November 16, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Investor relations slide presentation.